EXHIBIT 99.1

Yongye International Launches Two New Crop Nutrient Products

BEIJING, March 23, 2012 /PRNewswire-Asia-FirstCall/ -- Yongye International, Inc. (NASDAQ: YONG), (“Yongye” or the “Company”) a leading developer, manufacturer, and distributor of crop nutrient products in the People’s Republic of China (“PRC”), today announced the launch of two new fulvic acid based crop nutrient products, Zhongbaosheng and Qianggenbao.

The two products are complementary to Yongye’s existing Shengmingsu products and help the Company break into the nutrient market for seed and root nutrient products in China. Zhongbaosheng, a liquid product, improves crop seeds’ germination, fertilizer utilization, and resilience during the key initial seed development period. Qianggenbao is also a liquid product which promotes root development by improving plant roots’ ability to absorb water and fertilizers, and enhances plants’ overall resistance against drought, frost, disease and stalk leaning. Both products were developed by the Company’s industry leading research and development team, and have been successfully field tested extensively throughout China.

The products are available in 100ml and 300ml containers, and are currently manufactured on the Company’s existing production lines at its Jinshan and Wuchuan facilities in Inner Mongolia, China. The new products are distributed alongside Yongye’s flagship Shengmingsu products, utilizing the Company’s leading distribution network of more than 30,000 Yongye branded retailers across China. The Company has already shipped approximately US$15 million worth of Zhongbaosheng and Qianggenbao to distributors during the first quarter of 2012, and anticipates sales of both new products to account for approximately 5 percent of the total sales revenues in 2012.

Mr. Zishen Wu, Chairman and Chief Executive Officer of Yongye, stated, “We are excited to announce the launch of Zhongbaosheng and Qianggenbao. These new products highlight our development capabilities, as well as our commitment to product diversification and industry leading research. We will take advantage of our proven sales and marketing strategies to provide our growing customer base with an effective and complementary product to our highly successful and widely used Shengmingsu product. China’s degraded soil conditions and increasing food demand has created significant market for all of our products, and we believe the addition of these two new products further solidifies our market leading position.”

About Yongye International, Inc.

Yongye International, Inc. is a leading crop nutrient company headquartered in Beijing, with its production facilities located in Hohhot, Inner Mongolia, China. Yongye’s principal product is a liquid crop nutrient, from which the Company derived substantially all of the sales in 2011. The Company also produces powder animal nutrient product which is mainly used for dairy cows. Both products are sold under the trade name “Shengmingsu,” which means “life essential” in Chinese. The Company’s patented formula utilizes fulvic acid as the primary compound base and is combined with various micro and macro nutrients that are essential for the health of the crops. The Company sells its products primarily to provincial level distributors, who sell to the end-users either directly or indirectly through county-level and village-level distributors. For more information, please visit the Company’s website at www.yongyeintl.com.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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Contacts

Yongye International, Inc.
Ms. Kelly Wang
Finance Director – Capital Markets
Phone: +86-10-8231-9608
E-mail: ir@yongyeintl.com

Ms. Wendy Xuan
Business Associate
Phone: +86-10-8232-8866 x 8827
E-mail: ir@yongyeintl.com

FTI Consulting
Mr. John Capodanno (U.S. Contact)
Phone: +1-212-850-5705
E-mail: john.capodanno@fticonsulting.com

Ms. Mingxia Li (China Contact)
Phone: +86-10-8591-1060
E-mail: mingxia.li@fticonsulting.com

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